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                        CENTRAL VALLEY COMMUNITY BANCORP

                        INCENTIVE STOCK OPTION AGREEMENT

1.       GRANT.

         Central Valley Community Bancorp, a California corporation (the "Company"), hereby grants to _________________________________ (the "Optionee"),
an option (the "Option") to purchase a total of _________________ Shares of common stock of the Company, at the price set forth below, which Option is in all respects subject to the terms, definitions and provisions of the Central Valley Community Bancorp 2000 Stock Option Plan (the "Plan"). Capitalized terms used herein shall have the meanings assigned to them in the Plan.

2.       NATURE OF THE OPTION.

         This Option is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Company does not represent or warrant that this Option qualifies as an incentive stock option. Optionee acknowledges that Optionee is responsible to consult with Optionee's own tax advisor regarding the tax effects of the Option and the requirements necessary to obtain income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. Optionee further understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the Grant Date of the Option specified below or within one (1) year after such Shares are transferred to him, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the Exercise Price and the lower of the Fair Market Value of the Shares at the date of the exercise or the Fair Market Value of the Shares at the date of disposition. Optionee understands that, if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain. OPTIONEE AGREES TO NOTIFY THE COMPANY IN WRITING WITHIN 5 DAYS AFTER THE DATE OF ANY DISPOSITION OF ANY SHARES RECEIVED UNDER THIS OPTION.

         Optionee further understands that: (a) if Optionee is unable to continue employment with the Company as a result of a Total and Permanent Disability (as defined in Section 22(e)(3) of the Code), and if the other requirements for incentive stock option treatment contained in Section 422 of the Code are satisfied, Optionee will be entitled to exercise the Option within twelve (12) months of such termination without defeating incentive stock option treatment; but (b) if Optionee is unable to continue employment with the Company as a result of a disability which is not a Total and Permanent Disability (as defined in Section 22(e)(3) of the Code), the Option will not qualify as an incentive stock option unless it is exercised within three (3) months of the date of termination (i.e., while the Option may be exercised for a period of twelve (12) months after such termination, the exercise more than three (3) months following termination will result in the Option being taxed as a Nonstatutory Option).

         Optionee acknowledges, and the Company affirms, that the methodology by which the Fair Market Value of the Shares has been determined by the Company represents a good faith attempt, as defined in the Code and the regulations thereunder, at reaching an accurate appraisal of the Fair Market Value of the Shares; and the Company shall not be responsible for any additional tax liability incurred by Optionee in the event that the Internal Revenue Service were to determine that the Option does not qualify as an incentive stock option for any reason.


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         THE FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT
TO CHANGE. ACCORDINGLY, OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

3.       EXERCISE PRICE.

         The Exercise Price is ___________ for each share of Common Stock, which price is not less than the Fair Market Value per share of the Stock on the Grant Date (set forth below).

4.       EXERCISE OF OPTION.

         This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

         (a) RIGHT TO EXERCISE. This Option shall vest cumulatively from the date of grant of the Option, exercisable as follows: [ immediately as to ________________ Shares, or _________ percent (_____%) of the Option ]; as to
________________ Shares, or __________ percent (_____%) of the Option, on the first anniversary of the Grant Date; and as to additional increments of ______________ Shares or ______ percent (______%) of the Option, on each subsequent anniversary of the Grant Date thereafter.

         (b) MINIMUM EXERCISE. This Option may not be exercised for fewer than 10 Shares nor for a fraction of a Share.

         (c) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and specify the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the Exercise Price specified in Section 2 above. No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company's common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee as of the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

         (d) METHOD OF PAYMENT. The entire Exercise Price of Shares issued under this Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Company at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms:

         SURRENDER OF STOCK. Payment of all or part of the Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.


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         EXERCISE/SALE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         EXERCISE/PLEDGE. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (e) TERMINATION OF SERVICE. In the event that the Optionee's Service terminates:

                (i) As a result of such Optionee's death or Total and Permanent Disability, the term of the Option shall expire twelve months after such death or Total and Permanent Disability, but not later than the expiration date specified in Section 5 below.

                (ii) As a result of termination by the Company for cause as defined in the Plan, this Option shall expire at the time notice or advice of such removal or termination is dispatched by the Company and, notwithstanding anything else herein to the contrary, neither the Optionee nor the Optionee's estate shall be entitled to exercise this Option with respect to any Shares whatsoever after such removal or termination. As used in this paragraph (ii), Company includes Subsidiaries of the Company.

                (iii) As a result of termination for any reason other than Total and Permanent Disability, death or cause, the term of the Option shall expire three months after such termination, but not later than the original expiration date specified in Section 5 below. Neither the Plan nor this Option shall be deemed to give Optionee a right to remain an Employee or consultant of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee or consultant at any time, with or without cause, subject to applicable laws and the terms of any written employment agreement.

5.       TERM OF OPTION.

         Subject to earlier termination as provided in the Plan, this Option shall terminate ____________________ (_____) years from the Grant Date of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

6.       NON-TRANSFERABILITY OF OPTION.

         This Option may be exercised during the lifetime of Optionee only by Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor/settlor, or by gift to "immediate family", as that term is defined in 17 C.F.R. 240.16a-1(e) or successor statute or regulation thereto. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.       ADJUSTMENT OF SHARES.

         In the event of a subdivision or split of the outstanding shares of common stock of the Company, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of


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the outstanding shares of common stock (by reclassification, reverse stock split or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Company shall make appropriate adjustments in the number of Shares covered by the Option and in the Exercise Price of the Option.

         In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization.

         Except as provided in the Plan, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to the Option. The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.




Grant Date: _________________________


CENTRAL VALLEY COMMUNITY BANCORP


By: _________________________________
      __________________, President


By: _________________________________
      __________________, Secretary

Optionee represents that Optionee has received a copy of the Plan, has read the terms and provisions of this Option and hereby accepts the same subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated: ______________________________


_____________________________________
Optionee


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